                                                                   EXHIBIT 10.18


                    [LETTERHEAD OF THE TRACKER CORPORATION]

October 5, 1993                            SENT BY FACSIMILE


Tomo Razmiloivic
Sales & Services
Symbol Technologies
116 Wilbur Place
Bohemia, New York  11716
U.S.A.

Dear Sir:

Thank you for your letter of September 30, 1993.

By this letter, we accept the terms offered to us to become the exclusive distributor as set out in your September 30th letter.

We look forward to a warm and cordial working arrangement with Symbol to our mutual benefit.


Yours very truly,

THE TRACKER CORPORATION

/s/
- -------------------------------
Don S. Baker
Vice President, General Counsel

DSB*sj

                       [LETTERHEAD OF SYMBOL TECHNOLOGIES]

September 30, 1993

Mr. Bruce Lewis
The Tracker Corporation
180 Dundas Street West
26th Floor
Toronto, Ontario
Canada M5G 1Z8

Dear Bruce:

In reference to our discussions on August 26 and Donald Baker's letter of September 16, I am pleased to confirm the following:

Symbol Technologies would grant a Distributor agreement to Tracker Corporation regarding Symbol's PDF 1000 laser scanner for specific identification systems for identifying consumer items utilizing PDF equipment to aid in the recovery of lost or stolen possessions using PDF bar code scanning technology application usage in Canada, the U.S. and Europe, excluding Japan and the Far East. Symbol Technologies will not appoint any other distributor for PDF 1000 laser scanners for this identification system for identifying consumer items utilizing PDF equipment to aid in the recovery of lost or stolen possessions using PDF bar code scanning technology specific application area under the following conditions.

         1994 minimum volume sales of PDF 1000 laser scanners from Tracker Corporation of 1500 units and $3M.

         1995 minimum volume sales of 3000 PDF 1000 laser scanner units and $6M.

         1996 minimum volume sales of 5000 PDF 1000 laser scanner units and $10M.

Tracker agrees to purchase all relevant PDF equipment for use in the field from Symbol.

If any of the above minimum annual volume commitments is not achieved by the end of the calendar year, Symbol Technologies has rights to appoint at any time an additional PDF 1000 laser scanner distributor in Canada and the U.S. for this particular application.

I look forward to working with Tracker Corporation and you personally.

Yours sincerely,

/s/
- ---------------------------
Tomo Razmilovic
Senior Vice President
Worldwide Sales & Services
TR:jk

                     [LETTERHEAD OF THE TRACKER CORPORATION]

November 23, 1995

Mr. Peter Nind
President
SYMBOL TECHNOLOGIES CANADA, INC.
2540 Matheson Boulevard East
Mississauga, Ontario  L4W 4Z2

Dear Peter:

Further to our meeting and negotiations of today, I would like to take this opportunity to confirm our most recent progress.

1) Our U.S.A. launch is now underway with our Angie Dickinson commercials test marketed in Los Angeles, Salt Lake City, Traverse City, Michigan, Orlando Florida and Burlington, Vermont.

2) Angie Dickinson as you know is our worldwide spokeswoman and is America's most famous police woman.

3) In October 1995, we were awarded the International Association of Police Chiefs (I.A.C.P.) worldwide endorsements. We are the only company they endorse. Our systems which include one of your scanners eventually will be installed in the more than 14,000 police departments worldwide.

4) As you know, we have signed an agreement with a Japanese trading company to institute the Tracker insignia at point of manufacture.

In lieu of a purchase order, and in order to prepare your manufacturing schedules, I would like to confirm the following:

- -        We have examined your proposal of November 21, addressed to Ed
         Korhonen, with respect to the substitution of the LS-4800 in place of the PDF-1000 scanner, and feel it will be an attractive alternative to our current offering.

- -        As discussed with you, the specific configuration required by Tracker would be packages of the following:

PRODUCT DESCRIPTION                                         U.S. LIST PRICE
- -------------------                                         ---------------
Scanner                          LS-4804-1000A                $ 1,695.00
                                 64K-North America
         or                      LS--4804-1000B               $ 1,695.00
                                 64K-International
                                 50-14000-008                 $    35.00

Power Supply                     North America
         or                      50-14000-09                  $    35.00
                                 International
Cables                           25-13523-01                  $    75.00

TOTAL                                                         $ 1,805.00
  Less 50% discount                                           $   903.00
  Net price to Tracker                                        $   902.00

Tracker's requirement for the 1996 calendar year will be 830 units. Our forecast at this time will require scheduling as follows:

         Q1/96               30               packages
         Q2/96              100               packages
         Q3/96              300               packages
         Q4/96              400               packages

Payment terms will be:

Net 30 days from date of shipment
FOB either Symbol Mississauga or Symbol Bohemia
Provincial state, and any other applicable taxes extra
Warranty for one year from date of shipment

We look forward to a very successful business partnership in 1996.

Yours truly,

THE TRACKER CORPORATION

/s/
- -----------------
Bruce Lewis
Chairman & C.E.O.

                [LETTERHEAD OF SYMBOL TECHNOLOGIES CANADA, INC.]


November 27, 1995

Mr. Bruce Lewis
Chairman & CEO
The Tracker Corporation
180 Dundas Street West
Suite 1502
Toronto, Ontario
M5G 1Z8

Dear Bruce:

SUBJECT: REGISTRATION STATEMENT FOR SEC

Bruce, we have reviewed the document provided by you with respect to the Form S1 Registration Statement. We have no concerns in connection with the description of Tracker Corporation and Symbol's relationship at this time.

I'd like to take the opportunity to sincerely thank you for your commitment for 1996 as covered in your letter of November 23rd. I believe we both agree this will be a minimum commitment, and the actual requirement will number in the thousands of units.

I look forward to continuing our business relationship.

Your truly,

SYMBOL TECHNOLOGIES CANADA, INC.

/s/
- -------------------
Peter J. Nind
President